                                  EXHIBIT 10.4

                      FIRST AMENDMENT TO THE PENTAIR, INC.
                          OMNIBUS STOCK INCENTIVE PLAN
                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 14, 1996

         The Pentair, Inc. Omnibus Stock Incentive Plan as amended and restated effective February 14, 1996 (the "Plan") is hereby amended effective August 23, 2000, as follows:

         1. Section 7.3 of the Omnibus Plan is deleted in its entirety and the following substituted therefor:

                  7.3 CHANGE IN CONTROL. (a) Definitions. Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or any other section of the
         Plan:

                  (1) "CHANGE IN CONTROL" is a change in control of Pentair, as that term is defined in the KEESA.

                  (2) "KEESA" is the Key Executive Employment and Severance
                      Agreement between Pentair and key executives, as approved by the Board effective August 23, 2000.

                  (b) Treatment of Options. Upon the occurrence of a Change in Control, all Options granted to a Participant who is then employed by Pentair or an Affiliate shall, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such Options at the time of grant. To the extent such Options are then exercised under circumstances which would otherwise result in a grant of reload options to the Participant, no such reload options will be granted.

                  (c) Treatment of Restricted Stock. Upon the occurrence of a Change in Control the restrictions then applicable to all outstanding shares of Restricted Stock awarded under the Plan shall automatically lapse. If on the Change in Control date any dividends declared with respect to such Restricted Stock have not been paid to the Participant, then all such amounts shall be paid within ten (10) days of the Change in Control date.

                  (d) Treatment of Rights to Restricted Stock. Upon the occurrence of a Change in Control, all Rights to Restricted Stock shall be fully and immediately vested and the participant shall be paid within ten (10) days the cash value of the shares of Stock which otherwise would have been issued based on the Fair Market Value of the Stock on the Change in Control date, together with any then unpaid dividends which have been declared on the Stock subject to the award of Rights to Restricted Stock.

                  (e) ICUs. Outstanding ICUs shall be valued and shall be paid in cash within ten (10) days of the Change in Control date, as follows:

                  (i) one-third of the ICUs awarded less than one (1) year prior to the Change in Control date shall be paid at a value per ICU which shall be calculated assuming that target corporate performance goals for the applicable Incentive Period have been met;

                  (ii) two-thirds of the ICUs awarded one (1) but less than two (2) years prior to the Change in Control date shall be paid at a value per ICU calculated on the basis of the value of such ICUs as of the end of the fiscal year immediately preceding the fiscal year in which the Change of Control occurs;

                  (iii) all of the ICUs awarded two (2) or more years prior to the Change in Control date shall be paid at a value per ICU calculated on the basis of the value of such ICUs as of the end of the fiscal year immediately preceding the fiscal year in which the Change of Control occurs.

                  (f) Performance Shares. Upon the occurrence of a Change in Control the restrictions then applicable to all outstanding Performance Shares shall lapse and any dividends declared with respect to such shares which have not been paid shall be paid within ten (10) days of the Change in Control date.

                  (g) Performance Units. Outstanding Performance Units shall be valued by assuming all performance targets for the applicable Performance Period have been fully met and shall be paid as cash within ten (10) days of the Change in Control date, as follows:

                  (i) one-third of the Performance Units granted less than one (1) year prior to the Change in Control date shall be paid;

                  (ii) two-thirds of the Performance Units granted one (1) but less than two (2) years prior to the Change in Control date shall be paid;

                  (iii) all of the Performance Units granted two (2) or more years prior to the Change in Control date shall be paid.

                  (h) Participants Covered under a KEESA. The provisions of this Section 7.3 shall also apply to a Participant who terminates employment before a Change in Control if the Participant has entered into a KEESA and is entitled to benefits thereunder pursuant to Section 2(b) of the KEESA.

                  (i) Governing Documents. In the case of any conflict between the provisions of this Section 7.3 and any other provision of the Plan, this Section 7.3 will control. In the case of any conflict between the terms of this Plan and the terms and provisions of a Participant's KEESA, the terms of such KEESA shall control to the extent more beneficial to such Participant, and the obligations of Pentair under such KEESA shall be in addition to any of its obligations under the Plan.

         2. This amended Section 7.3 applies to only those individuals who are Participants under the Plan on or after August 23, 2000.

                              --------------------


      The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amendment to the Omnibus Plan.



Dated:
      -----------------------------    -----------------------------------------
                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.



      The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.

                                    PENTAIR, INC.


Dated:                                 By:
      -----------------------------       --------------------------------------
                                       Its:
                                           -------------------------------------


                                      -3-